Exhibit 99.11
SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the shares of Common Stock effected by the Reporting Persons during the past 60 days. All such transactions were effected in the open market through a broker.

Reporting Person	Title of Security	Date of Transaction	Nature of Transaction	Quantity	Price
Opportunities Fund	Common Stock	01/13/2026	Sell	86,714	$79.2452(1)
Opportunities Fund	Common Stock	01/14/2026	Sell	68,983	$77.9932(2)
Opportunities Fund	Common Stock	01/15/2026	Sell	65,803	$76.0839
Opportunities Fund	Common Stock	01/16/2026	Sell	95,000	$77.3146(3)
Opportunities Fund	Common Stock	02/12/2026	Sell	135,106	$76.2396(4)
Opportunities Fund	Common Stock	02/12/2026	Sell	430,000	$77.4262(5)
Opportunities Fund	Common Stock	02/12/2026	Sell	40,643	$78.7236(6)
Opportunities Fund	Common Stock	02/12/2026	Sell	284,861	$80.2878(7)
Opportunities Fund	Common Stock	02/12/2026	Sell	15,000	$81.13
Opportunities Fund	Common Stock	02/12/2026	Sell	22,033	$82.7604(8)
Opportunities Fund	Common Stock	02/12/2026	Sell	62,778	$84.94
Opportunities Fund	Common Stock	02/13/2026	Sell	60,646	$77.3138(9)

(1) This transaction was executed in multiple trades at prices ranging from $79.1773 to $79.25, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(2) This transaction was executed in multiple trades at prices ranging from $77.9 to $78.0312, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $77.1179 to $77.5847, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $76.0616 to $76.5664, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $77.363 to $78.2684, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(6) This transaction was executed in multiple trades at prices ranging from $78.465 to $78.8868, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(7) This transaction was executed in multiple trades at prices ranging from $79.791 to $80.7525, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(8) This transaction was executed in multiple trades at prices ranging from $82.6401 to $83.29, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(9) This transaction was executed in multiple trades at prices ranging from $77.3088 to $77.7, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.